EXHIBIT 99.1

News Release

Trustmark Corporation Completes Sale of $215 Million in Senior Preferred Shares to the U.S. Treasury

Jackson, Miss. – November 21, 2008 – Trustmark Corporation (NASDAQ:TRMK) today completed the issuance and sale of $215 million of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, to the U.S. Treasury as part of the government’s Capital Purchase Program, a voluntary initiative for U.S. financial institutions designed to support the economy by increasing financing to businesses and consumers.  Trustmark’s preliminary approval to participate in this program was announced on November 6, 2008.  Trustmark’s Series A Preferred Stock will pay a cumulative annual dividend rate of 5% for the first five years and will reset to an annual rate of 9% after year five.  The Series A Preferred Stock is callable by Trustmark, in whole or in part, at par after three years. Trustmark may call these securities during the first three years, also in whole or in part, but only with the proceeds of newly-issued Tier 1 equity capital in an amount of at least 25% of the $215 million.  In conjunction with the purchase of Trustmark’s Series A Preferred Stock, Treasury received a warrant to purchase 1,647,931 shares of Trustmark common stock at an exercise price of $19.57 per share.  The proceeds from the sale of the Series A Preferred Stock increases Trustmark’s total risk-based capital ratio from 11.80% to 14.70% on a pro forma basis at September 30, 2008.

Richard G. Hickson, Chairman and CEO stated, “We believe the U.S. Treasury Capital Purchase Program provides an opportunity for strong, healthy banks like Trustmark to support the recovery of the U.S. economy.  Trustmark’s participation in the Capital Purchase Program further strengthens our existing solid capital base and provides additional flexibility in an uncertain economic environment.  This cost-effective capital will support Trustmark’s growth and expansion opportunities as well as support the Treasury’s efforts to facilitate additional lending in our markets.”

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of current volatility in the credit and financial markets, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes  in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark’s filings with the Securities and Exchange Commission.  Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:
Louis E. Greer	Joseph Rein
Treasurer and	First Vice President
Principal Financial Officer	601-208-6898
601-208-2310

Media:
Melanie A. Morgan
Senior Vice President
601-208-2979